Exhibit 4.2.2

AMENDMENT NO. 2 TO THE PATENT LICENSE AGREEMENT NO. C-00061906

BETWEEN:

L’Institut Pasteur, a public interest foundation, 25, rue du Docteur Roux, 75015 Paris, represented by Mr. Jean Castex, adjunct General Manager for administration and finance, and by Mr. Christian POLICARD, Director of Business Development and Industrial Partnerships.

Hereafter referred to as “IP” or the “LICENSOR”,

Party of the first part,

AND:

CELLECTIS, a public limited company with a capital of 122,363.47 euros, headquartered at 102, route de Noisy, 93235 Romainville cedex, represented by Mr. André Choulika, acting as Chief Executive Officer

Hereafter referred to as “CELLECTIS” or the “LICENSEE”,

Party of the second part.

The LICENSOR and LICENSEE are hereafter referred to as the “Parties”.

RECITALS:

IP owns patents and patent applications relating to a method of homologous recombination.

On June 19, 2000, the Parties signed the license agreement no. C-00061906 (hereafter the “AGREEMENT”), by which the LICENSOR grants the LICENSEE exploitation rights to the patents and patent applications mentioned above.

The Agreement was the subject of a first amendment signed on September 8, 2003 and an email dated September 26, 2003 modifying the FIELD of the AGREEMENT.

After discussions and exchanges between the Parties, they have decided to modify the provisions of the AGREEMENT.

It is thus agreed as follows:

ARTICLE 1

1.1

The Parties agree that the words defined in Article 1, “DEFINITIONS”, of the AGREEMENT, as they are used in this amendment, have the same definitions as in the AGREEMENT and form an integral part of this amendment.

1.2	The following definitions apply for the purposes of this amendment, it being understood when permitted by context that the singular shall be considered to include the plural and vice versa:

1.2.1	By “I-SceI and/or I-Spom I” the Parties agree to mean the technologies claimed by the AGREEMENT PATENTS of LICENSE AGREEMENT no. C-00061901 signed between the Parties.

1.2.2	By “PGN”, the Parties agree to mean the technologies claimed by the AGREEMENT PATENTS of LICENSE AGREEMENT no. C-00061906 signed between the Parties.

1.2.3	By “Mulligan”, the Parties agree to mean the technologies claimed by the AGREEMENT PATENTS of LICENSE AGREEMENT no. C-00061905 signed between the Parties.

ARTICLE 2

Article 1.3 of the AGREEMENT is modified by the following provisions, which supersede all previous provisions of the same article:

1.3 FIELD

The FIELD of the AGREEMENT covers the field of homologous recombination applied to all genes other than those of cytokines, hormones and human growth factors.

This exclusion does not apply in either of the following cases:

(i)	As part of the creation of test animals used as a research and medication screening and validation tool;

(ii)	As part of use combined with the PGN patents on the one hand and I-SceI and/or I-Spom I and/or Mulligan on the other hand, excluding applications for Erythropoietin (EPO).

ARTICLE 3

Under this Amendment, the LICENSEE will pay the LICENSOR on the date of signing of this amendment a fixed, non-refundable and non-deductible payment of 50,000 EUROS ex tax.

ARTICLE 4

This amendment will enter into force on the date of its signature.

The AGREEMENT’s other provisions remain unchanged and in force between the Parties.

Signed in Paris on [Handwritten text: June 24, 2004]

in 2 original copies.

CELLECTIS	INSTITUT PASTEUR

Received on July 2, 2004

INSTITUT PASTEUR				Paris, July 1, 2004

Technology Transfer Department		Mrs. Isabelle Pelletier-Bressag
Business Development
CELLECTIS SA
102 route de Noisy
93235 ROMAINVILLE CEDEX

Our ref.:	JPS-CPT/138-04
Your ref.:	BD_COU_040625_I

From:	Christine Phan	Telephone:	01.45.68.81.92
		Fax:	01.40.61.37.32
		Email:	cphan@pasteur.fr

Case handled by: Jean-Pierre Saintouil

SUBJECT: Amendment no. 2 to patent licensing contract no. C-00061906

Dear Madam,

Please find attached an original copy of Amendment no. 2 to Patent Licensing Contract no. C-00061906 signed by Messrs. C. Policard and J. Castex.

Please accept our most distinguished regards.

Christine Phan

Marketing Assistant

Department of Business Development and Industrial Partnerships

25-26 rue du Docteur Roux

75724 Paris cedex 15

Telephone: +33 (0)1 45 68 81 06